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                              ILEX ONCOLOGY, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


       THIS AGREEMENT is made as of the ____ day of ________, 199_ (the "Grant Date") between ILEX ONCOLOGY, INC., a Delaware corporation (the "Company"), and _____________________________ (the "Optionee").

                                  WITNESSETH:

       WHEREAS, effective as of January 12, 1995, the stockholders of the Company adopted the ILEX Oncology, Inc. 1995 Stock Option Plan, as amended from time to time (the "Plan"), to provide a means whereby the Company may, through the grant of options to purchase the Company's common stock, $.01 par value ("Common Stock"), to employees of and consultants to the Company and of any subsidiary, attract and retain persons of ability (including officers and directors) as key employees and consultants, and motivate such employees and consultants to exert their best efforts on behalf of the Company and any such subsidiary;

       WHEREAS, the Optionee is a _____________ of the Company; and

       WHEREAS, the Compensation Committee of the Company (the "Committee") considers desirable and in the best interests of the Company that the Optionee be granted an incentive stock option to purchase shares of the Company's Common Stock.

       NOW, THEREFORE, in consideration of these premises, the parties agree as follows:

       1. GRANT. The Company grants to the Optionee an option to purchase ______ shares of Common Stock at a per-share price of ____ and no/100 dollars ($____) (the "Option Price") on the terms and subject to the conditions set forth in this Agreement (the "Option") and as set forth in the Plan. The Option is intended to be an incentive stock option which satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

       2. DURATION AND EXERCISE. Subject to the provisions of the Plan, the duration of the Option shall be for the period beginning on the Grant Date and continuing through the latest of (i) the close of business on the fifth anniversary of the Grant Date, (ii) the close of business on the one year anniversary of the termination of Optionee's employment with the Company, and
(iii) one year subsequent to the termination of the "Lock-up period" that is negotiated by the Company and its underwriters in connection with an initial public offering of the Company's Common Stock (the "Option Period"). However, in no event shall the Option be exercisable after the tenth anniversary of the effective date of this Agreement. Except to the extent otherwise provided in the Plan, the manner, time and rate of exercise of the Option shall be in accordance with the following terms:

              (a)    This Option may not be exercised in any part from the
       Grant Date to the first anniversary of the Grant Date.
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              (b)    No more than 25% of the total Option may be exercised from the day after the first anniversary of the Grant Date to the second anniversary of the Grant Date.

              (c) No more than 50% of the total Option may be exercised from the day after the second anniversary of the Grant Date to the third anniversary of the Grant Date.

              (d) No more than 75% of the total Option may be exercised from the day after the third anniversary of the Grant Date to the fourth anniversary of the Grant Date.

              (e) This Option may be fully exercised from the day after the fourth anniversary of the Grant Date through the expiration of the Option Period.

       3.     NOTICE OF EXERCISE.    The Option, or any part of it, shall be
exercised by written notice directed to the Committee at the following address:

                            Compensation Committee of
                            the Board of Directors
                            ILEX Oncology, Inc.
                            11550 IH 10 West, Suite 300
                            San Antonio, TX  78230-1064

Such notice must state the Grant Date, the number of shares of Common Stock subject to the grant, and the number of shares of Common Stock with respect to which the Option is being exercised. The notice shall be accompanied by check, bank draft, money order or other cash payment or by delivery of a certificate or certificates, properly endorsed, for shares of Common Stock equivalent in fair market value on the date of exercise to the Option Price, or by a combination of cash and shares, in full payment of the Option Price for the number of shares specified in the notice. The exercise may be with respect to any one or more shares covered by this Option, reserving the remainder for a subsequent timely exercise. The Company shall make prompt delivery of such shares, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action, and provided further that the Company shall have no obligation to deliver any such certificate unless and until appropriate provision has been made for any withholding taxes in respect of such exercise.

       4. BAR TO EXERCISE. The Option may not be exercised if such exercise could constitute a violation of any applicable federal, state or other law or regulation. The Option may not be exercised after the tenth anniversary of the effective date of this Agreement.

       5. CHANGE IN CONTROL. Notwithstanding anything to the contrary in this Agreement (except for Section 4) or the Plan, this Option will become exercisable in full upon a "change in control." For purposes of this Section, a "change in control" shall arise if, at any time during the Optionee's employment or consulting relationship with the Company any one or more of the following events occurs:





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                     (i)    The Company is merged, consolidated or reorganized
              into or with another corporation, or other entity and, as a result thereof, less than 50% of the outstanding stock or other capital interests of the surviving, resulting or acquiring corporation, person, or other entity is owned, in the aggregate, by the stockholder or stockholders of the Company immediately prior to such merger, consolidation or reorganization; or

                     (ii) The Company sells all or substantially all of its business or assets (or both) to any other corporation, person, or other entity, less than 50% of the outstanding, voting stock or other capital interests of which are owned, in the aggregate, by the stockholders of the Company, directly or indirectly, immediately prior to or after such sale.

       6. RIGHTS NOT CONFERRED. The Option shall not be affected by any change in the nature of Optionee's employment so long as he continues to be employed by the Company or a subsidiary. Nothing contained in the Plan or in the Option shall confer upon the Optionee any right with respect to continuance of employment by the Company or a subsidiary or interfere in any way with the right of the Company or a subsidiary to terminate the employment of the Optionee at any time.

       7.     NONTRANSFERABILITY.    No Option granted under the Plan shall be
transferable other than by will or by the laws of decent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by him or by his guardian or legal representative.

       8. NO RIGHTS AS A SHAREHOLDER. No Optionee shall have any right as a shareholder with respect to any shares of Common Stock subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

       9. OPTION SUBJECT TO PLAN. The granting of the Option is being made pursuant to the Plan and the Option shall be exercisable only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions limitations and other terms and conditions all of which shall be applicable to this option. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT.
Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall have no force or effect. Nothing set forth in this Agreement is intended nor shall any of its provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Committee. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction the terms of the Plan shall be deemed superior and apply. The Optionee acknowledges receipt of a copy of the Plan.

       10. GRANT OF OPTION UNDER EXERCISE. If the Option is exercised by payment in whole or in part of shares of Common Stock, the Company may grant to the Optionee an option to acquire shares of Common Stock equal to the number of shares submitted as payment for the exercise of this Option. Such option will have an option price equal to the fair market value of a share of Common Stock on the date of grant





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of the option and will have terms substantially similar to this Agreement with such changes as the Committee, in its sole discretion deems appropriate.

       11.    SEVERABILITY.   If any provision or portion of this Agreement
shall be determined to be invalid or unenforceable for any reason, the remaining provision of this Agreement shall be unaffected and shall remain in full force and effect in such jurisdiction, and any such invalid or unenforceable provision shall not be considered invalid or unenforceable in any other jurisdiction.

       12. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.



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Optionee's Signature




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Name (Print or Type)



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Street Address



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City, State, Zip Code



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Social Security Number                                   Telephone Number


ILEX ONCOLOGY, INC.


By:
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Name:
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Title:
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